Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, David H. Ellison, President of The FBR Funds, certify that (i) the Form N-CSR for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date:  1/3/2006

/s/ David H. Ellison
David H. Ellison
President and Principal Executive Officer
The FBR Funds

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Susan L. Silva, Treasurer of The FBR Funds, certify that (i) the Form N-CSR for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date:  1/3/2006

/s/ Susan L. Silva
Susan L. Silva
Treasurer and Principal Financial Officer
The FBR Funds